Based upon the Funds review of the
copies of such forms effecting the
Section 16 filings received by it,
the Fund believes that for its most
recently completed fiscal year, all
filings applicable to such persons
were completed and filed in a timely
manner, except as follows: a Form 4
for Roman Friedrich III relating to
the sale of shares was not filed in
a timely manner.